EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Zhong Sen International Tea Company for the period ending May 31, 2011, I, Nie Pin, Chief Executive Officer of Zhong Sen International Tea Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report of Form 10-K for the period ending May 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the period ended May 31, 2011, fairly represents in all material respects, the financial condition and results of operations of Zhong Sen International Tea Company.

Date: August 26, 2011

Zhong Sen International Tea Company

By: /s/ Nie Pin
Nie Pin Chief Executive Officer